PRICING SUPPLEMENT NO. 2
Dated May 9, 2001
To Prospectus Dated January 12, 2001 and
Prospectus Supplement Dated May 3, 2001

Filed under Rule 424(b)(3)
File No. 333-48922

CUSIP No.: 60406C AR8

MINNESOTA MINING AND MANUFACTURING COMPANY
$1,400,000,000 MEDIUM-TERM NOTES, SERIES C

Principal Amount:	$100,000,000

Interest Rate:	4.57%

Specified Currency:	U.S. Dollars

Issue Price:	100%

Agent’s Discount or
Commission:	0.25%

Net Proceeds to Company:	$99,750,000

Original Issue Date:	May 11, 2001

Maturity Date:	May 15, 2003

Form:	Book-Entry

Interest Payment Dates:	Each May 15 and November 15, from November 15, 2001
to May 15, 2003, inclusive

Regular Record Dates:	15th calendar day, whether or not a Business Day,
next preceding corresponding Interest Payment Date

Redemption:	The Notes are not redeemable prior to Maturity

Agent:	J.P. Morgan Securities Inc. (for $50,000,000) UBS Warburg LLC (for $50,000,000)

As of the date of this Pricing Supplement, the aggregate principal amount (or its equivalent in other currencies) of Debt Securities (as defined in the Prospectus) which have been sold (including the Notes to which this Pricing Supplement relates) is $306,000,000.